Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Michael C. Gazmarian
Vice President, Chief Financial Officer and Treasurer
Insteel Industries, Inc.
(336) 786-2141, Ext. 3020

INSTEEL INDUSTRIES DECLARES REGULAR

QUARTERLY AND SPECIAL CASH DIVIDENDS

MOUNT AIRY, N.C., November 15, 2016 – Insteel Industries, Inc. (NasdaqGS: IIIN) today announced that its board of directors declared a regular quarterly cash dividend of $0.03 per share and a special cash dividend of $1.25 per share on the Company’s common stock payable on January 6, 2017 to shareholders of record as of December 14, 2016.

“Our strong results for fiscal 2016 provides us with the opportunity to again return capital to our shareholders with the payment of a special dividend while funding an ambitious capital investment program and maintaining ample financial flexibility,” commented H.O. Woltz, Insteel’s president and CEO.

About Insteel

Insteel is the nation’s largest manufacturer of steel wire reinforcing products for concrete construction applications. Insteel manufactures and markets prestressed concrete strand and welded wire reinforcement, including engineered structural mesh, concrete pipe reinforcement and standard welded wire reinforcement. Insteel’s products are sold primarily to manufacturers of concrete products that are used in nonresidential construction. Headquartered in Mount Airy, North Carolina, Insteel operates ten manufacturing facilities located in the United States.

Forward-Looking Statements and Risk Factors

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not descriptions of historical facts are forward-looking statements that are based on our current expectations and may include commentary on our plans, financial position and other business developments. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future results could differ materially from those described, and we do not undertake and specifically decline any obligation to correct or update any forward-looking statements. For further information regarding risk factors that could affect our operations and future results, refer to our reports filed with the U.S. Securities and Exchange Commission, including our annual report on Form 10-K for the year ended October 1, 2016.

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1373 Boggs Drive, Mount Airy, NC 27030/PHONE: (336) 786-2141/FAX: (336) 786-2144

WWW.INSTEEL.COM